Thoratec® Reports Second Quarter 2014 Results

- Revenue of $118.1 million for the second quarter of 2014

- GAAP Net Income per Diluted Share of $0.30, and Non-GAAP Net Income per Diluted Share of $0.43

- Company adjusts full-year 2014 guidance for revenue to a range of $455 million to $470 million and for net income per diluted share to $0.80 to $0.90 on a GAAP basis and $1.25 to $1.35 on a non-GAAP basis

- HeartMate III™ and HeartMate PHP™ begin CE Mark Trials; FDA grants conditional approval to start HeartMate III U.S. IDE trial

PLEASANTON, Calif., Aug. 6, 2014 /PRNewswire/ -- Thoratec Corporation (NASDAQ: THOR), a world leader in device-based mechanical circulatory support therapies to save, support and restore failing hearts, today reported its financial results for the second quarter and first half of 2014.

"We are disappointed with the shortfall in our financial results as near-term factors are having a greater than expected negative impact on our business," said Gary F. Burbach, President and Chief Executive Officer. "However, our confidence in the long-term outlook for our business remains unchanged, and we will focus on executing to realize these opportunities while working diligently on implementing actions to improve near-term results," he added.

For the quarter ended June 28, 2014, Thoratec reported revenues of $118.1 million, a ten percent decrease versus revenues of $130.5 million in the same period a year ago. Net income on a GAAP basis was $17.4 million, or $0.30 per diluted share, compared to GAAP net income of $23.2 million, or $0.40 per diluted share, in the same period last year. Non-GAAP net income, which is described later in this press release, was $24.4 million, or $0.43 per diluted share in the second quarter of 2014, compared to non-GAAP net income of $30.4 million, or $0.52 per diluted share, in the second quarter of 2013.

For the first six months of fiscal 2014, revenues were $243.8 million, a decrease of two percent over revenues of $248.2 million in the same period a year ago. Net income on a GAAP basis was $35.7 million, or $0.62 per diluted share, compared with GAAP net income of $41.4 million, or $0.71 per diluted share, in the same period a year ago. Non-GAAP net income was $48.1 million, or $0.84 per diluted share, compared with non-GAAP net income of $54.3 million, or $0.93 per diluted share, in the same period a year ago.

"We have realized significant clinical progress in our pipeline opportunities with encouraging starts of CE Mark trials for both HeartMate III and HeartMate PHP, while HeartMate III also received conditional approval from FDA to begin the U.S. trial," Burbach commented. "Moreover, the accelerated share repurchase announced today reflects conviction in our long-term vision, and our strong financial position will allow us to continue funding future growth initiatives, strategic investments, and share repurchases going forward."

Second Quarter and First Six Months of 2014 Financial Results

Thoratec reported revenues of $118.1 million in the second quarter of 2014, a decrease of ten percent compared to the same quarter last year. The HeartMate® product line contributed $102.0 million, a decrease of 12 percent while the CentriMag product line contributed $13.1 million, an increase of 14 percent.

For the first half of 2014, Thoratec reported revenues of $243.8 million, a decrease of two percent, compared to the same period last year. The HeartMate product line contributed $212.0 million to revenues, while the CentriMag product line contributed $26.1 million.

GAAP gross margin in the second quarter of 2014 was 70.9 percent compared to 68.6 percent in the same quarter last year. Non-GAAP gross margin, described later in this press release, was 72.4 percent compared to 70.4 percent in the same quarter last year. The increase in GAAP and non-GAAP gross margin was due primarily to favorable manufacturing absorption variances and underlying efficiencies, offset in part by unfavorable warranty expense and inventory reserves. In addition, GAAP gross margin was positively affected by lower intangible assets amortization expense.

GAAP operating expenses in the second quarter of 2014 were $58.5 million compared to $56.4 million in the same quarter last year. Non-GAAP operating expenses, described later in this press release, were $50.3 million compared to $47.7 million in the same quarter last year. The increase in both GAAP and non-GAAP operating expenses was primarily due to incremental expenses from the DuraHeart II program acquired during the third quarter of 2013 and the timing of sales and marketing initiatives, partially offset by a reduction in incentive compensation expense.

The company's GAAP effective tax rate in the second quarter of 2014 was 32.5 percent versus 30.3 percent a year ago. The non-GAAP tax rate, which is described later in this press release, was 32.0 percent versus 31.5 percent in the same period last year. The increase in both the GAAP and non-GAAP effective tax rates was primarily due to the lack of federal R&D credits in the absence of enacted legislation.

Cash and investments were $295.5 million as of June 28, 2014, compared to $299.4 million as of March 29, 2014, and $310.0 million as of December 28, 2013. The company repurchased approximately $25 million of stock during the second quarter of 2014. Earlier in the third quarter, the company funded the $35 million purchase of Apica Cardiovascular using existing cash balances.

GUIDANCE FOR FISCAL 2014

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. For a more detailed discussion of forward-looking statements, please see the additional information below.

The company is revising fiscal 2014 guidance for revenues to a range of $455 million to $470 million and net income per diluted share of $0.80 to $0.90 on a GAAP basis and $1.25 to $1.35 on a non-GAAP basis. Gross margin is expected to be approximately 69 percent on a GAAP basis and 70.5 percent on a non-GAAP basis. We expect the effective tax rate to be approximately 31 percent on both a GAAP and non-GAAP basis. The guidance above does not include any impact from the Apica Cardiovascular acquisition's purchase price allocation, which has not yet been finalized; however, this purchase price allocation should not affect results on a non-GAAP basis.

CONFERENCE CALL/WEBCAST INFORMATION

Thoratec will hold a conference call to discuss its financial results and operating activities for all interested parties at 1:30 p.m., Pacific Daylight Time (4:30 p.m., Eastern Daylight Time), today. The teleconference can be accessed by calling (719) 457-2653, passcode 9016109. Please dial in 10-15 minutes prior to the beginning of the call. The webcast will be available via the Internet at http://www.thoratec.com. A replay of the conference call will be available through Wednesday, August 13, via http://www.thoratec.com or by telephone at (719) 457-0820, passcode 9016109.

GAAP TO NON-GAAP RECONCILIATION

Thoratec management evaluates and makes operating decisions using various measures. These measures are generally based on revenues generated by the company's products and certain costs of producing those revenues, such as costs of product sales, research and development and selling, general and administrative expenses. We use the following measures, which are not calculated in accordance with Generally Accepted Accounting Principles ("GAAP"): non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP tax rate, non-GAAP net income, and non-GAAP net income per diluted share. These are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. These non-GAAP financial measures are calculated by excluding certain GAAP financial items that we believe have less significance to the day-to-day operation of our business. The company has outlined below the type and scope of these exclusions and the limitations on the use of the non-GAAP financial measures as a result of these exclusions.

Management uses these non-GAAP financial measures for financial and operational decision making, including in the determination of employee annual cash incentive compensation, as a means to evaluate period-to-period comparisons, as well as comparisons to our competitors' operating results. Management also uses this information internally for forecasting and budgeting, as it believes that the measures are indicative of Thoratec's core operating results. Management also believes that non-GAAP financial measures provide useful supplemental information to management and investors regarding the performance of the company's business operations, provide a greater transparency with respect to key metrics used by management in its decision making, facilitate comparisons of results for current periods and guidance for future periods with our historical operating results, and assist in analyzing future trends.

Non-GAAP net income consists of GAAP net income, excluding, as applicable, the tax-effected impact of share-based compensation expense, the amortization of purchased intangible assets, acquisition-related contingent consideration adjustments, and acquisition-related transaction costs.

Non-GAAP net income per diluted share is defined as non-GAAP net income divided by the weighted average number of shares on a fully-diluted basis.

Non-GAAP gross profit and gross margin consist of GAAP gross profit and gross margin excluding share-based compensation expense and the amortization of purchased intangible assets.

Non-GAAP operating expenses consist of GAAP operating expenses excluding share-based compensation expense, the amortization of purchased intangible assets, acquisition-related contingent consideration adjustments, and acquisition-related transaction costs.

Non-GAAP tax expense consists of the GAAP tax expense adjusted for the tax effect of the adjustments from GAAP net income to non-GAAP net income.

Management believes that it is useful in measuring Thoratec's operations to exclude the amortization of purchased intangible assets. These costs are primarily fixed at the time of an acquisition and, unlike other fixed costs that result from ordinary operations, are the result of infrequent and irregular events.

Because of varying valuation methodologies, subjective assumptions and the variety of award types that companies can use, Thoratec management believes that providing non-GAAP financial measures that exclude share-based compensation allows investors to compare Thoratec's recurring core business operating results to those of other companies and over multiple periods. The exclusion also enhances investors' ability to review Thoratec's business from the same perspective as Thoratec management, which believes that share-based compensation expense is not directly attributable to the underlying performance of the company's business operations.

Thoratec management has excluded acquisition-related contingent consideration adjustments and acquisition-related transaction costs from GAAP results to allow investors to compare Thoratec's recurring core business operating results to those of other companies and over multiple periods.

There are a number of limitations related to the use of non-GAAP financial measures. First, non-GAAP financial measures exclude some costs, namely share-based compensation, that are recurring expenses. Second, share-based compensation is part of an employee's compensation package and as such may be useful for investors to consider. Third, the components of costs that we exclude in our non-GAAP financial measures may differ from components that our peer companies exclude when they report their results from operations.

Non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP. However, these measures may provide additional insight into Thoratec's financial results. Investors and potential investors are strongly encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results and not to rely on any single financial measure to evaluate our business.

The reconciliations of the forward looking non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables below include all information reasonably available to Thoratec at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of business, goodwill and other asset impairments and sales of marketable equity securities.

The following table includes the GAAP condensed consolidated balance sheets as of June 28, 2014 and December 28, 2013:

THORATEC CORPORATION
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	June 28, 2014	December 28, 2013
ASSETS
Current assets:
Cash and cash equivalents	$ 134,729	$ 139,099
Short-term available-for-sale investments	156,472	166,691
Receivables, net of allowances of $1,976 in 2014 and $2,163 in 2013	68,648	71,418
Inventories	67,367	60,293
Deferred tax assets	15,161	15,161
Income tax receivable	12,353	5,733
Prepaid expenses and other assets	7,335	7,272
Total current assets	462,065	465,667
Property, plant and equipment, net	55,970	55,163
Goodwill	205,955	205,764
Purchased intangible assets, net	32,602	36,403
Long-term available-for-sale investments	4,270	4,234
Other long-term assets	25,385	24,476
Total Assets	$ 786,247	$ 791,707
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 18,239	$ 17,599
Accrued compensation	14,338	22,759
Contingent liabilities, current portion	9,750	6,962
Other accrued liabilities	26,912	27,001
Total current liabilities	69,239	74,321
Long-term deferred tax liability	1,793	2,224
Other long-term liabilities	12,779	12,105
Contingent liabilities, non-current portion	25,198	36,384
Total Liabilities	109,009	125,034
Shareholders' equity:
Common shares: no par, authorized 100,000; issued and outstanding 56,332 in 2014 and 56,904 in 2013	-	-
Additional paid-in-capital	626,501	621,589
Retained earnings	63,969	57,587
Accumulated other comprehensive loss	(13,232)	(12,503)
Total Shareholders' Equity	677,238	666,673
Total Liabilities and Shareholders' Equity	$ 786,247	$ 791,707

The following table includes the GAAP Condensed Consolidated Statements of Operations for the three and six month periods ending June 28, 2014 and June 29, 2013:

THORATEC CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013

Product sales	$ 118,063	$ 130,479	$ 243,760	$ 248,204
Cost of product sales	34,307	41,000	74,333	76,073
Gross profit	83,756	89,479	169,427	172,131
Operating expenses:
Selling, general and administrative	35,477	34,924	70,978	69,669
Research and development	23,048	21,506	46,387	46,019
Total operating expenses	58,525	56,430	117,365	115,688
Income from operations	25,231	33,049	52,062	56,443
Other income and (expense):
Interest expense	(2)	0	(2)	(4)
Interest income and other	559	213	806	1,330
Income before income taxes	25,788	33,262	52,866	57,769
Income tax expense	(8,375)	(10,073)	(17,214)	(16,410)
Net income	$ 17,413	$ 23,189	$ 35,652	$ 41,359

Net income per share- Basic:	$ 0.31	$ 0.40	$ 0.63	$ 0.72

Net income per share- Diluted:	$ 0.30	$ 0.40	$ 0.62	$ 0.71

Shares used to compute net income per share:
Basic	56,723	57,429	56,781	57,457
Diluted	57,188	58,120	57,538	58,398

The following table presents our quarterly revenues by source for the first and second quarter of fiscal 2014 and for the full year of fiscal 2013:

THORATEC CORPORATION
Quarterly Revenue Analysis
(Unaudited)
(in millions)

	Three Months Ended
	June 28, 2014	March 29, 2014	December 28, 2013	September 28, 2013	June 29, 2013	March 30, 2013

Revenue by Product Line
HeartMate	$ 102.0	$ 110.0	$ 113.0	$ 112.8	$ 115.7	$ 102.9
CentriMag (1)	13.1	13.0	11.0	10.4	11.5	10.4
PVAD & IVAD	2.5	2.3	3.4	2.6	2.7	3.8
Other	0.5	0.4	0.8	0.6	0.6	0.6
Total	$ 118.1	$ 125.7	$ 128.2	$ 126.4	$ 130.5	$ 117.7

Revenue by Category
Pump	$ 81.6	$ 89.3	$ 90.4	$ 87.1	$ 93.5	$ 84.3
Non-Pump	36.0	36.0	37.0	38.7	36.4	32.8
Other	0.5	0.4	0.8	0.6	0.6	0.6
Total	$ 118.1	$ 125.7	$ 128.2	$ 126.4	$ 130.5	$ 117.7

Revenue by Geography
United States	$ 94.2	$ 95.6	$ 99.8	$ 99.6	$ 98.8	$ 92.3
International	23.9	30.1	28.4	26.8	31.7	25.4
Total	$ 118.1	$ 125.7	$ 128.2	$ 126.4	$ 130.5	$ 117.7

(1) CentriMag includes PediMag/PediVAS® sales

The following table presents our quarterly HeartMate pump units by geography for the first and second quarter of fiscal 2014 and for the full year of fiscal 2013:

THORATEC CORPORATION
Quarterly Heartmate Pump Units (1)
(Unaudited)

	Three Months Ended
Units by Geography	June 28, 2014	March 29, 2014	December 28, 2013	September 28, 2013	June 29, 2013	March 30, 2013
United States	670	701	733	713	748	689
International	193	263	240	241	277	205
Total (1)	863	964	973	954	1,025	894

(1) Excludes CentriMag, PediMag/PediVAS and PVAD/IVAD units

The following table reconciles the specific items excluded from GAAP net income in the calculation of non-GAAP net income and diluted net income per share for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended		Six Months Ended
Net income reconciliation	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013

Net income on a GAAP basis	$ 17,413	$ 23,189	$ 35,652	$ 41,359
Share-based compensation expense:
- Cost of product sales	756	616	1,377	1,187
- Selling, general and administrative	4,794	4,625	8,819	8,308
- Research and development	2,283	1,964	4,419	3,878
Amortization of purchased intangibles:
- Cost of product sales	1,016	1,703	2,029	3,417
- Selling, general and administrative	765	748	1,526	1,500
- Research and development	132	82	264	164
Acquisition-related contingent consideration adjustments:
- Selling, general and administrative	(377)	-	712	-
- Research and development	(593)	-	(2,148)	-
Acquisition-related transaction costs	1,271	1,344	1,271	1,344
Income tax effect of non-GAAP adjustments	(3,092)	(3,900)	(5,839)	(6,830)
Net income on a non-GAAP basis	$ 24,368	$ 30,371	$ 48,082	$ 54,327

	Three Months Ended		Six Months Ended
Diluted net income per share reconciliation	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013

Diluted net income per share on a GAAP basis	$ 0.30	$ 0.40	$ 0.62	$ 0.71
Share-based compensation expense:
- Cost of product sales	0.01	0.01	0.02	0.02
- Selling, general and administrative	0.09	0.08	0.15	0.14
- Research and development	0.04	0.04	0.08	0.07
Amortization of purchased intangibles:
- Cost of product sales	0.02	0.03	0.04	0.06
- Selling, general and administrative	0.01	0.01	0.03	0.03
- Research and development	0.00	0.00	0.01	0.00
Acquisition-related contingent consideration adjustments:
- Selling, general and administrative	(0.00)	-	0.01	-
- Research and development	(0.01)	-	(0.04)	-
Acquisition-related transaction costs	0.02	0.02	0.02	0.02
Income tax effect of non-GAAP adjustments	(0.05)	(0.07)	(0.10)	(0.12)
Diluted net income per share on a non-GAAP basis	$ 0.43	$ 0.52	$ 0.84	$ 0.93

	Three Months Ended		Six Months Ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
Shares used to compute diluted net income per share reconciliation

Shares used in calculation of diluted net income per share -- GAAP and non-GAAP	57,188	58,120	57,538	58,398

The following table reconciles the specific items excluded from GAAP gross profit and gross margin in the calculation of non-GAAP gross profit and gross margin for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Gross Profit
(Unaudited)
(in thousands)

	Three Months Ended				Six Months Ended
	June 28, 2014		June 29, 2013		June 28, 2014		June 29, 2013

Gross profit on a GAAP basis	$ 83,756	70.9%	$ 89,479	68.6%	$ 169,427	69.5%	$ 172,131	69.4%
Share-based compensation expense	756		616		1,377		1,187
Amortization of intangibles	1,016		1,703		2,029		3,417
Gross profit on a non-GAAP basis	$ 85,528	72.4%	$ 91,798	70.4%	$ 172,833	70.9%	$ 176,735	71.2%

The following table reconciles the specific items excluded from GAAP operating expenses in the calculation of non-GAAP operating expenses for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Operating Expenses
(Unaudited)
(in thousands)

	Three Months Ended		Six Months Ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013

Operating expenses on a GAAP basis	$ 58,525	$ 56,430	$ 117,365	$ 115,688
Share-based compensation expense:
- Selling, general and administrative	(4,794)	(4,625)	(8,819)	(8,308)
- Research and development	(2,283)	(1,964)	(4,419)	(3,878)
Amortization of purchased intangibles:
- Selling, general and administrative	(765)	(748)	(1,526)	(1,500)
- Research and development	(132)	(82)	(264)	(164)
Acquisition-related contingent consideration adjustments:
- Selling, general and administrative	377	-	(712)	-
- Research and development	593	-	2,148	-
Acquisition-related transaction costs	(1,271)	(1,344)	(1,271)	(1,344)
Operating expenses on a non-GAAP basis	$ 50,250	$ 47,667	$ 102,502	$ 100,494

The following table reconciles the GAAP tax expense adjusted for the tax effect of the adjustments from GAAP net income to non-GAAP net income:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Tax Expense
(Unaudited)
(in thousands)

	Three Months Ended				Six Months Ended
	June 28, 2014		June 29, 2013		June 28, 2014		June 29, 2013

Tax expense on a GAAP basis	$ 8,375	32.5%	$ 10,073	30.3%	$ 17,214	32.6%	$ 16,410	28.4%
Share-based compensation expense	2,949		2,493		5,228		4,529
Amortization of purchased intangibles	650		892		1,298		1,786
Acquisition-related contingent consideration adjustments	(996)		-		(1,176)		-
Acquisition-related transaction costs	489		515		489		515
Tax expense on a non-GAAP basis	$ 11,467	32.0%	$ 13,973	31.5%	$ 23,053	32.4%	$ 23,240	30.0%

The following table reconciles the guidance on a GAAP basis and non-GAAP basis for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Forward-Looking Guidance
(Unaudited)
(in thousands, except for per share data)

Gross margin		For the Fiscal Year 2014

Gross margin on a GAAP basis		69.0%
Amortization of purchased intangibles		0.9%
Share-based compensation expense		0.6%
Gross margin on a non-GAAP basis		70.5%

Net income per diluted share reconciliation	For the Fiscal Year 2014
	From		To

Net income per diluted share on a GAAP basis	$ 0.80		$ 0.90
Share-based compensation expense	0.36		0.36
Amortization of purchased intangibles	0.09		0.09
Acquisition-related contingent consideration adjustments	(0.01)		(0.01)
Acquisition-related transaction costs	0.02		0.02
Tax rate effect on non-GAAP earnings	(0.01)		(0.01)
Net income per diluted share on a non-GAAP basis	$ 1.25		$ 1.35

Shares used in calculation of net income per diluted share - GAAP and non-GAAP	57,000		57,000

About Thoratec

Thoratec is a world leader in therapies to address advanced-stage heart failure. The company's products include the HeartMate II® LVAS (Left Ventricular Assist Systems) and Thoratec® VAD (Ventricular Assist Device) with more than 20,000 devices implanted in patients suffering from heart failure. Thoratec also manufactures the CentriMag® and PediMag®/PediVAS® product lines. Thoratec is headquartered in Pleasanton, California. For more information, visit the company's website at http://www.thoratec.com.

Thoratec, the Thoratec logo, HeartMate and HeartMate II are registered trademarks of Thoratec Corporation and HeartMate III, HeartMate PHP, PVAD, IVAD and Pocket Controller are trademarks of Thoratec Corporation. CentriMag and PediMag are registered trademarks of Thoratec LLC, and PediVAS is a registered trademark of Thoratec Switzerland GmbH.

DuraHeart is a registered trademark of Terumo Corporation.

Many of the preceding paragraphs, particularly but not exclusively those addressing guidance for fiscal 2014 financial results or future performance contain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, "believes," "views," "expects," "anticipates, " "plans," "projects," "should," "hopes," "could," "will," "estimates," and other similar words. Actual results, events or performance could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec's control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to regulatory approvals, the development of new products, including development and clinical trial timing, and new markets including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, changes in the mix of existing markets for our products and related gross margin for such product sales, the ability to improve financial performance, the effects of FDA regulatory requirements, our ability to address quality issues adequately and on a timely basis without a resulting recall of products or interruption of manufacturing or shipment of products, the effects of healthcare reimbursement and coverage policies, the effects of seasonality on Thoratec product sales, the effects of competition and the effects of any merger, acquisition and divestiture related activities. Forward-looking statements contained in this press release should be considered in light these factors and those factors discussed from time to time in Thoratec's public reports filed with the Securities and Exchange Commission, such as those discussed under the heading, "Risk Factors," in Thoratec's most recent annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other SEC filings. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

CONTACT: Neil Meyer, Director of Investor Relations, Thoratec Corporation, (925) 738-0029